Exhibit 24.2

Nissan Auto Leasing LLC II

One Nissan Way

Franklin, TN 37067

August 27, 2014

I, Alan R. Hunn, am Secretary of Nissan Auto Leasing LLC II (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on May 6, 2014, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Alan R. Hunn
Name: Alan R. Hunn Title: Secretary

I, Shishir Bhushan, as Treasurer of the Company, certify that Alan R. Hunn is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of August 27, 2014

/s/ Shishir Bhushan
Name: Shishir Bhushan Title: Treasurer

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WHEREAS, it is deemed to be in the best interests of the Company and its sole member to allow the Company (i) to complete sales of some or all of the securities representing interests in owner trusts (“Certificates”) and securities secured by a pledge of assets by such trust to an indenture trustee (“Notes” and, together with Certificates, the “Securities”) issued by the trust through one or more offerings registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and, (ii) in connection with any such offering registered with the Commission, to prepare and file a new registration statement on Form S-3 (or other appropriate form), including one or more amendments thereto, with a proposed maximum amount to be registered not to exceed $7.5 billion, with respect to the Company’s capacities as transferor pursuant to one or more registered offerings of the Securities issued thereby and as originator of the trust (collectively, the “Registration Statement”), relating to the securitization transactions described in these resolutions;

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NOW, THEREFORE, IT IS HEREBY RESOLVED, that (i) the Board hereby ratifies in all respects the Preceding Registration Statement, as filed, in all respects, and, (ii) the officers of the Company be, and each of them hereby is, authorized to prepare and file, or cause to be prepared and filed, with the Commission one or more Registration Statements with respect to the Securities under the Securities Act, as amended, with such changes and additions thereto as such officers, or any of them, shall approve, such officers’ execution thereof to be conclusive evidence of their approval and of the approval of the Board, and any amendments (including post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and instructed, in the name of and on behalf of the Company, where necessary or appropriate, to execute and deliver agreements, instruments, certificates and other documents related to the Registration Statement as such officer or officers executing the same may deem necessary or appropriate, the execution and delivery of the same conclusively to establish the necessity or appropriateness thereof;

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RESOLVED FURTHER, that each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement;